================================================================================

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement         / /  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             OGLEBAY NORTON COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:________
     (2) Aggregate number of securities to which transaction applies:___________
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):_____________
     (4) Proposed maximum aggregate value of transaction:_______________________
     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:________________________________________________
     (2) Form, Schedule or Registration Statement No.:__________________________
     (3) Filing Party:__________________________________________________________
     (4) Date Filed:____________________________________________________________

================================================================================

                             OGLEBAY NORTON COMPANY

1100 SUPERIOR AVENUE                             CLEVELAND, OHIO 44114-2598
                       [OGLEBAY NORTON CORPORATION LOGO]
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 26, 1995

     The Annual Meeting of Stockholders of Oglebay Norton Company will be held in Suite 1200 of the Diamond Building Conference Center located at 1100 Superior Avenue, Cleveland, Ohio, on Wednesday, April 26, 1995, at 9:30 a.m., Cleveland Time, for the following purposes:

     1. To elect directors of the class whose terms in office will expire in 1998;

     2. To approve the Oglebay Norton Company Director Stock Plan; and

     3. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 6, 1995, as the record date for determining stockholders entitled to notice of the meeting and to vote.

     Please sign and return the enclosed Proxy in the envelope provided for that purpose, whether or not you expect to be present at the meeting. If you attend the meeting, you may revoke your Proxy and vote your shares in person.

     The Proxy Statement accompanies this Notice.

By Order of the
Board of Directors

                                          DAVID G. SLEZAK,
                                          Secretary and Director of Legal
                                          Affairs

March 31, 1995

                             OGLEBAY NORTON COMPANY

1100 SUPERIOR AVENUE                       CLEVELAND, OHIO 44114-2598

                                PROXY STATEMENT

                         ANNUAL MEETING, APRIL 26, 1995

                      This Proxy Statement is being mailed on March 31, 1995, to
THE PROXY AND         the stockholders of Oglebay Norton Company in connection
SOLICITATION          with the solicitation by the Board of Directors of the
                      enclosed form of Proxy for the Annual Meeting of
Stockholders to be held on April 26, 1995. A stockholder giving a Proxy may revoke it at any time before it is exercised by giving notice to the Company in writing or in open meeting. The cost of soliciting Proxies will be borne by the Company.

                      The Annual Meeting has been called for the purposes of
PURPOSES OF           electing directors of the class whose terms in office
ANNUAL MEETING        will expire in 1998 and to approve the Oglebay Norton
                      Company Director Stock Plan (the "Director Stock Plan").
The three persons named in the enclosed Proxy, who have been selected by the Board of Directors, have indicated that, unless otherwise directed in the enclosed Proxy, they intend to vote for the election as directors of the three nominees listed below and for adoption of the Director Stock Plan. However, in the event of the unavailability of any of the nominees, the Proxy to that extent will be voted for such other person or persons as the Board of Directors may recommend. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as directors. Messrs. Malvin E. Bank, William
G. Bares, and John D. Weil were elected for three-year terms by the stockholders at the Annual Meeting of Stockholders held in 1992. The Company has no knowledge of any other matters to be presented at the Annual Meeting; but, in the event other matters do properly come before the meeting, the persons named in the Proxy will vote in accordance with their judgment in such matters.

                      The Company has outstanding and entitled to vote at the
                      meeting 2,491,226 shares of Common Stock, each of which is
VOTING                entitled to one vote. The Board of Directors has fixed
SECURITIES            the close of business on March 6, 1995, as the record
                      date for determining stockholders entitled to notice of
the meeting and to vote. Under the Delaware General Corporation Law and the Company's Charter, each stockholder has the right to cumulate his votes in the election of directors and to give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or he may distribute his votes on the same principle among two or more nominees as he sees fit. In the event that any stockholder distributes his votes in this manner, the persons named in the Proxy will then decide the manner in which they will allocate the votes represented by valid Proxies held by them among the nominees named below. The Company has not been advised of any stockholder who intends to cumulate his votes. If a stockholder withholds authority to vote for any of the nominees, none of his shares will be voted cumulatively for those nominees for whom authority to vote was withheld. Under Delaware law and the Company's Charter and By-Laws, Directors are elected by a plurality of the votes of the shares present at a meeting, at which a quorum is present, and entitled to vote on the election of directors.
Proposals, other than the election of directors, are adopted and approved by the vote of a specified percentage of the outstanding shares of the Company present at a meeting, at which a quorum is present, and entitled to vote on the proposal. Abstentions are tabulated in determining the votes present at a meeting. Consequently, an abstention has the same effect as a vote against a proposal or a director nominee, as each abstention would be one less vote in favor of a proposal or for a director nominee. Broker nonvotes may not be counted in determining the votes present at a meeting and entitled to vote on proposals as to which the broker does not have discretionary authority to vote and has not been instructed by the beneficial owner of the stock to vote, although they may be counted for purposes of determining if a quorum is present. Consequently, a broker nonvote will have no effect on nondiscretionary proposals, although they may be counted as part of the voting power for other proposals.



                      The Company's Board of Directors is currently composed of
BOARD OF              eleven directors, four of whom are in the class of 1995
DIRECTORS             (three of whom will be elected at this Annual Meeting to
                      a term expiring in 1998), four of whom will be elected in 1996, and three of whom will be elected in 1997. Mr.
Richey, a director of the Company whose term expires on the date of this Annual Meeting, will retire from service on the Company's Board of Directors on that date. Effective upon his retirement, the size of the Company's Board of Directors will be reduced from eleven to ten members, and the class of directors whose term expires in 1995 (and which will be elected to a term expiring in 1998) will be reduced from four to three members. Each of the directors serves for a term of three years and until a successor is elected. Nominees for election as directors with terms expiring in 1998, as well as present directors whose terms will continue after the Annual Meeting, with information as to each of them, based on data furnished to the Company by such persons as of March 6, 1995, are listed as follows.

                                         Principal Occupation,
                                          Business Experience,              Director
        Name             Age            and Other Directorships              Since
        ----             ---            -----------------------             --------
                      NOMINEES FOR THE TERM TO EXPIRE IN 1998

Malvin E. Bank           64     Partner, Thompson, Hine and Flory,            1977
  (1)(2)                          Cleveland, Ohio, attorneys, for more
                                  than five years; Director of American
                                  Consumer Products, Inc.

William G. Bares         53     President and Chief Operating Officer         1982
  (1)(2)                          since 1987, and President from 1984 to
                                  1987, of The Lubrizol Corporation,
                                  Cleveland, Ohio, supplier of chemical
                                  additives for use in lubricants and
                                  fuels; Director of The Lubrizol
                                  Corporation, Bearings, Inc. and
                                  KeyCorp (formerly Society Corpora-
                                  tion).

John D. Weil             54     President of Clayton Management Co., St.      1992
  (2)(4)                          Louis, Missouri, investments; Director
                                  of CleveTrust Realty Investors, Cliffs
                                  Drilling Company, Physicians Insurance
                                  Company of Ohio, Todd Shipyards
                                  Corporation and Southern Investors
                                  Service Co. Inc.

                                         Principal Occupation,
                                          Business Experience,              Director
        Name             Age            and Other Directorships              Since
        ----             ---            -----------------------             --------
               PRESENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1997

Brent D. Baird           56     Private Investor; formerly Limited            1990
  (1)                             Partner, Trubee, Collins & Co.,
                                  Buffalo, New York, member, New York
                                  Stock Exchange, Inc., for more than
                                  five years; Director of First Carolina
                                  Investors, Inc., First Empire State
                                  Corporation, Todd Shipyards
                                  Corporation, Exolon-Esk, Inc. and
                                  Merchants Group, Inc.

Albert C. Bersticker     60     President and Chief Executive Officer         1992
  (3)(4)                          since May 1991, and President and
                                  Chief Operating Officer from May 1988
                                  to May 1991, and Executive Vice
                                  President and Chief Operating Officer
                                  from January 1986 until April 1988, of
                                  Ferro Corporation, producer of
                                  specialty coatings, plastics,
                                  chemicals and ceramics; Director of
                                  Brush Wellman Corporation, Centerior
                                  Energy Corporation, Ferro Corporation
                                  and KeyCorp (formerly Society
                                  Corporation)

John J. Dwyer            77     Retired President of the Company for          1968
  (3)                             more than five years; Director of
                                  NACCO Industries, Inc.

Ralph D. Ketchum         68     President and Chief Executive Officer of      1992
  (2)(4)                          RDK Capital, Inc., general partner of
                                  RDK Capital Limited Partnership,
                                  acquisition and management of aircraft
                                  industry companies, for more than five
                                  years; Director of Thomas Industries,
                                  Inc., Pacific Scientific Company and
                                  Lithium Technologies, Inc.

                                         Principal Occupation,
                                          Business Experience,              Director
        Name             Age            and Other Directorships              Since
        ----             ---            -----------------------             --------
               PRESENT DIRECTORS WHOSE TERM OF OFFICE EXPIRES IN 1996

R. Thomas Green, Jr.     57     Chairman of the Board of Directors,           1992
  (1)                             President and Chief Executive Officer
                                  of the Company since April 1, 1992;
                                  Executive Vice President of the
                                  Company from 1990 until March 31,
                                  1992; and Vice President -- Iron Ore
                                  Operations of the Company from 1984 to
                                  1990

Renold D. Thompson       68     Vice Chairman of the Board of Directors       1973
  (3)(4)                          of the Company since April 1, 1992;
                                  President and Chief Executive Officer
                                  of the Company from May 1982 until
                                  March 31, 1992; Director of The
                                  Lubrizol Corporation and First Union
                                  Management, Inc.

Fred R. White, Jr.       81     Vice Chairman Emeritus of the Board of        1957
                                  Directors of the Company since April
                                  1, 1992; Vice Chairman of the Board of
                                  Directors and Chairman of the
                                  Executive Committee of the Board of
                                  Directors from 1969 until March 31,
                                  1992

                   DIRECTOR WHOSE TERM OF OFFICE EXPIRES IN 1995

Herbert S. Richey        72     Vice President and Director, Washington       1966
  (1)(3)                          Energy Processing, Inc., technology
                                  for recovery of waste coal, for more
                                  than five years; President, Richey
                                  Coal Company, Hot Springs, Virginia,
                                  coal sales December 31, 1988 until
                                  December 31, 1993; Director of The
                                  Fairchild Corp., Fairchild Industries,
                                  Inc. and Sifco Industries, Inc.

---------------

(1) Member of the Executive Committee of the Board of Directors. The Executive Committee met five times during 1994. The Executive Committee meets each month in which there is not a regularly scheduled or special meeting of the Board of Directors and, in the absence of the Board of Directors, at such other times as may be necessary to conduct the business of the Company.

(2) Member of the Compensation and Organization Committee. The Compensation and Organization Committee met six times during 1994 for the purposes of fixing compensation for executive officers of the Company and considering corporate organizational matters and employee benefit programs generally.

(3) Member of the Audit Committee. The Audit Committee met four times during 1994 for the purposes of reviewing with the independent auditors of the Company the scope and thoroughness of the auditors' examination; considering recommendations of the independent auditors; reviewing with the independent auditors and management the adequacy of the Company's systems of internal accounting controls; recommending to the Board of Directors the appointment of independent auditors for the year; and for reviewing management reports on operational controls.

(4) Member of the Director Search Committee. The Director Search Committee was formed by the Board of Directors on February 22, 1995 to develop a list of candidates for consideration for membership on the Board, to determine the skills, experience and qualities of candidates for director of the Company, and to recommend and nominate candidates to fill vacant or newly-created directorships. Since the Committee was not formed until February 22, 1995, there were no meetings during 1994. The Committee does not consider nominees recommended by security holders.

     During 1994 there were six regular and three special meetings of the Company's Board of Directors, in addition to several meetings of various Board Committees. No director attended fewer than 75 percent of the Board meetings and all Committee meetings of the Board on which he served. Each member of the Board of Directors who is not also an employee of the Company was compensated at the rate of $12,000 per year, plus $650 for each Board or committee meeting attended during 1994. For 1995 and succeeding years, compensation for each member of the Board who is not also an employee was adjusted by changing the fee for attendance at each Board or Committee meeting from $650 to $750. Additionally, if approved by the Stockholders at this Annual Meeting, each non-employee Director of the Company will receive annual stock grants under the Company's Director Stock Plan. See the discussion below under the heading "Proposal to Approve The Oglebay Norton Company Director Stock Plan."

     The Company and Brent D. Baird are parties to a standstill agreement that, as to Mr. Baird and his affiliates, limits to 11% the percentage of outstanding voting securities of the Company that they may own, prohibits them from participating in a proxy contest in opposition to a majority of the Company's Board of Directors, limits their right to sell voting securities of the Company, and requires them to vote at least 75% of their voting securities for the election as directors of the nominees of the Company's Board of Directors. The 11% ownership limitations will not be affected by increases in percentage caused solely by reason of the purchase by the Company of its outstanding voting securities. Pursuant to this agreement, the Company's Board of Directors nominated Mr. Baird for election as a director at the 1991 Annual Meeting of Stockholders.

     The Company and John D. Weil are parties to a standstill agreement that, as to Mr. Weil and his affiliates, limits to 11% the percentage of outstanding voting securities of the Company that they may own, prohibits them from participating in a proxy contest in opposition to a majority of the Company's Board of Directors, limits their right to sell voting securities of the Company, and prohibits them from voting for any director nominee or any Charter or By-Law amendment not recommended by the Company's Board of Directors. The 11% ownership limitations will not be affected by increases in percentage caused solely by reason of the purchase by the Company of its outstanding voting securities. Pursuant to this agreement, the Company's Board of Directors nominated Mr. Weil for election as a director at the 1992 Annual Meeting of Stockholders.

                      The following table shows certain information with respect
OWNERSHIP OF          to the beneficial ownership of the outstanding shares of
VOTING SECURITIES     the Common Stock of the Company on March 6, 1995, by each
                      director and nominee of the Company, certain executive officers and by all of the Company's directors and officers as a group.

                                       Amount and Nature
                                         of Beneficial       Percent of
                  Name                     Ownership           Class
                  ----                 -----------------     ----------
     Brent D. Baird                         273,500(1)          10.98%
       1350 One M&T Plaza
       Buffalo, New York 14203
     Malvin E. Bank                         193,494(2)           7.77%
       1100 National City Bank
       Bldg.
       Cleveland, Ohio 44114
     John D. Weil                           274,500(3)          11.02%
       509 Olive Street
       St. Louis, Missouri 63101
     Fred R. White, Jr.                     150,720(4)           6.05%
       1100 Superior Avenue
       Cleveland, Ohio 44114

                                       Amount and Nature
                                         of Beneficial       Percent of
                  Name                     Ownership           Class
                  ----                 -----------------     ----------
     William G. Bares                           200               (6)
     Albert C. Bersticker                       250               (6)
     John J. Dwyer                              100               (6)
     R. Thomas Green, Jr.                     5,753(5)            (6)
     Ralph D. Ketchum                         1,000               (6)
     Herbert S. Richey                          300               (6)
     Renold D. Thompson                      32,375              1.30%
     John L. Selis                            3,652(5)            (6)
     Richard J. Kessler                       4,042(5)            (6)
     Stuart H. Theis                            527(5)            (6)
     H. William Ruf                           2,820(5)            (6)
     Directors and officers as a            950,152(5)          38.14%
       group, including those
       listed above (20 persons)

---------------

(1) Mr. Baird, together with other reporting persons, as a group, holds sole voting and sole dispositive power as to 273,500 shares, of which 8,500 (.34%) are held by Mr. Baird individually. As a trustee, Mr. Baird has sole voting and dispositive power as to 3,000 shares (.12%).

(2) Mr. Bank's shares include 193,494 shares (7.77%) held in various trusts. As a trustee, Mr. Bank has sole voting and dispositive power as to 129,259 shares (5.19%) and, as to 64,235 shares (2.59%), shares the voting power and the dispositive power with co-trustees.

(3) Mr. Weil, on behalf of himself and other disclosed persons, reported that he and such other persons held, as a group, 274,500 shares (11.02%), of which he held sole voting and sole dispositive power as to 119,200 shares (4.78%) and shared voting and shared dispositive power as to 17,400 shares (.70%).

(4) Mr. White has sole voting and dispositive power as to 18,000 shares (.72%). Mr. White also shares voting and dispositive power as to an additional 10,500 shares (.42%) in one capacity and as to an additional 122,220 shares (4.91%) in another capacity.

(5) Includes the following numbers of shares, rounded to the nearest whole share, beneficially owned by the following named executives under the Company's Employee Stock Ownership Plan ("ESOP") as of December 31, 1994:
    Green -- 3,943 shares;

    Selis -- 3,452 shares; Kessler -- 3,442 shares; Theis -- 327 shares; Ruf -- 2,813 shares. The amount of shares held by Directors and officers as a group includes 20,896 shares, rounded to the nearest whole share, beneficially owned by such individuals in the ESOP as of December 31, 1994.

(6) Less than 1% of the outstanding shares of Common Stock.

     The following table shows certain information with respect to all persons who, as of March 6, 1995, were known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock of the Company other than Mr. Baird, Mr. Bank, Mr. Weil and Mr. White whose beneficial ownership of shares of the Common Stock of the Company is reported on page 7.

                                       Number of
                                        Shares
                                     Beneficially      Percent
          Name of Owner                  Owned         of Class
          -------------              -------------     --------
J. Allan Mactier                        130,800(1)        5.25%
P.O. Box 12248
Omaha, Nebraska 68112

KeyCorp                                 267,408(2)       10.73%
127 Public Square
Cleveland, Ohio 44114

The Huntington National Bank            175,098(3)        7.03%
41 South High Street
Columbus, Ohio 43215

---------------

(1) On August 10, 1990, J. Allan Mactier reported that he had sole voting and sole dispositive power as to 130,800 shares (5.25%).

(2) On February 14, 1995, KeyCorp (formerly Society Corporation) reported that it had sole voting power as to 171,072 shares (6.87%), shared voting power as to 65,130 shares (2.61%), sole dispositive power as to 210,632 shares (8.45%), and shared dispositive power as to 102,820 shares (4.13%).

(3) On February 14, 1995, The Huntington National Bank reported that it had sole voting power as to 175,098 shares (7.03%) and shared dispositive power as to 169,323 shares (6.80%).

                      The following table sets forth individual compensation
COMPENSATION          information for the fiscal year ended December 31, 1994,
OF EXECUTIVE          for the Company's chief executive officer and the four
OFFICERS              other most highly paid executive officers whose total
                      annual salary and bonus for the fiscal year ended
                      December 31, 1994, exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                          Annual Compensation
                                                  ------------------------------------
                                                                                 (e)
                                                                                Other         (f)
                                                                               Annual      All Other
                 (a)                                                           Compen-      Compen-
              Name and                    (b)        (c)            (d)        sation       sation
         Principal Position              Year     Salary ($)     Bonus ($)     ($)(1)       ($)(2)
         ------------------              -----    ----------     ---------     -------     ---------
R. Thomas Green, Jr.                      1994     $250,000      $168,000      $16,638      $45,717
  Chairman, President and                 1993      250,000        90,000      11,633       $38,885
  Chief Executive Officer                 1992      209,985        60,000       8,018        36,441

John L. Selis                             1994      141,000        65,000       8,879        27,320
  Vice President -- Iron Ore              1993      141,000        45,000       7,353        30,834
                                          1992      133,000        25,000       5,133        24,751

Richard J. Kessler                        1994      140,400        62,000       8,879        27,254
  Vice President -- Finance               1993      140,400        45,000       7,353        30,753
  and Development                         1992      131,000        30,000       5,133        24,711

Stuart H. Theis                           1994      120,000        61,000         -0-        13,294
  Vice President -- Marine                1993       91,385        25,000         -0-         1,828
  Transportation                          1992          N/A           N/A         N/A           N/A

H. William Ruf                            1994      117,017        49,000       7,561        21,813
  Vice President -- Administrative        1993      107,100        35,000       7,159        23,984
  and Legal Affairs                       1992      103,500        15,000       3,394        18,463

(1) Represents "gross-up" for taxes in respect of payments by the Company to the named executives for life insurance premiums.

(2) Includes Company contributions for the named executives under the Company's Incentive Savings Plan (the "Savings Plan") and the Company's Employee Stock Ownership Plan (the "ESOP"), respectively (Green -- $3,000 and $13,617; Selis -- $2,820 and $12,800; Kessler -$2,808 and $12,746; Theis -- $2,400
    and $10,894; Ruf -- $2,340 and $10,623); payments by the Company to the named executives for life insurance premiums (Green -- $19,200;
    Selis -- $11,700; Kessler -- $11,700; Ruf --

     $8,850); and contributions in the amount of $9,900 by the Company for Mr. Green under the Supplemental Savings and Stock Ownership Plan.

     Supplemental Savings and Stock Ownership Plan. In addition to the Savings Plan and the ESOP, the Company also maintains the Oglebay Norton Company Supplemental Savings and Stock Ownership Plan (the "Supplemental Plan"), which provides supplemental benefits upon retirement or other termination of employment to certain executive or managerial employees selected to participate in the Supplemental Plan by the Compensation and Organization Committee of the Board of Directors. The Supplemental Plan, which is unfunded, provides a benefit upon retirement or other termination of employment based upon the amount of Company contributions and forfeitures that would have been allocated to a participant under the Savings Plan and the ESOP but for certain limitations imposed by the Internal Revenue Code (the "Code"), taking into consideration the investment results that would have occurred with respect to such amounts under the Savings Plan and the ESOP and differing tax treatment available for such amounts upon distribution. Benefits are payable in cash only at such time and in such manner as the Compensation and Organization Committee of the Board of Directors may select from among those methods otherwise available under the Savings Plan and the ESOP, respectively. Benefits under the Supplemental Plan are also subject to the conditions that a participant neither engage in competition with the Company within the 10-year period following his retirement or other termination of employment nor wrongfully disclose any trade secret of the Company. Based on current compensation levels, the only named executive officer eligible for benefits under the Supplemental Plan is Mr. Green who would be entitled to a benefit of $26,325.

     Retirement Plans. The following table sets forth the annual pension payable under the Oglebay Norton Company Pension Plan for Salaried Employees (the "Salaried Plan") and the Company's Excess and TRA Supplemental Benefit Retirement Plan (the "Excess Benefit Retirement Plan") at normal retirement age:

                                           Estimated Annual Benefit
Final Annual                       (assuming retirement on January 1, 1995)
  Average                       ----------------------------------------------
Compensation                    10 yrs.     20 yrs.      30 yrs.      40 yrs.
------------                    -------     --------     --------     --------
  $ 75,000 .....  ............. $11,250     $ 22,500     $ 33,750     $ 45,000
   100,000 .....  .............  15,000       30,000       45,000       60,000
   150,000 .....  .............  22,500       45,000       67,500       90,000
   200,000 .....  .............  30,000       60,000       90,000      120,000
   250,000 .....  .............  37,500       75,000      112,500      150,000
   300,000 .....  .............  45,000       90,000      135,000      180,000
   350,000 .....  .............  52,500      105,000      157,500      210,000
   400,000 .....  .............  60,000      120,000      180,000      240,000
   450,000 .....  .............  67,500      135,000      202,500      270,000
   500,000 .....  .............  75,000      150,000      225,000      300,000
   550,000 .....  .............  82,500      165,000      247,500      330,000

     The amounts shown in the foregoing table represent the annual pension benefit payable to a participant for life only. The years of benefit service on December 31, 1994 of the executive officers named in the Summary Compensation Table on page 10 who participate in the Salaried Plan are as follows: Mr.
Green -- 29.6 years; Mr. Selis -- 20.5 years; Mr. Kessler -- 25.2 years; Mr. Theis -- 2.0 years; and Mr. Ruf -- 29.7 years.

     All officers and salaried employees of the Company are participants in the Salaried Plan, benefits under which are funded by contributions made by the Company to a trust fund maintained by an independent trustee. Since the Company's contributions to the Salaried Plan cannot be separately calculated for each participant, the Summary Compensation Table does not include any portion of the Company's contribution to the Salaried Plan for the year ended December 31, 1994. The Salaried Plan provides for a monthly pension benefit based on average monthly compensation during the 60 consecutive month period during the 120 calendar months preceding retirement that produces the highest average and which is equal to 1 1/2% of such average monthly compensation multiplied by the participant's years of benefit service, subject to a minimum formula amount unrelated to compensation. In no event, however, will annual compensation in excess of $200,000, or $150,000 (such amount may be adjusted from time-to-time for increases in the cost of living), be taken into account in computing benefit amounts under the Salaried Plan for any year ending after December 31, 1988, or December 31, 1993, respectively.

     In addition to pension benefits payable upon retirement after reaching normal retirement age (age 65 or five years of plan participation, whichever is later), the Salaried Plan provides benefits upon early retirement and termination due to the permanent closing of a mine, plant, division, or department, as well as certain surviving spouse benefits. Participants are fully vested in their accrued pension benefits after five years of service. The normal method of payment of pension benefits is a straight life annuity form.

     The Excess Benefit Retirement Plan is an unfunded excess benefit retirement plan that provides benefits to Salaried Plan participants in a monthly amount equal to the difference between the monthly benefit computed under the Salaried Plan without regard to the maximum limitations on benefits imposed by Section 415, and maximum covered compensation under Section 401(a)(17), of the Code and the benefit actually payable from the Salaried Plan. The Excess Benefit Retirement Plan also provides supplemental benefits to certain Salaried Plan participants in an amount determined with reference to Salaried Plan provisions in effect prior to January 1, 1989, in the event the provisions of the Salaried Plan in effect after December 31, 1988, would result in a lesser benefit. Based on current compensation levels, Mr. Green will be the only participant receiving such a supplemental benefit from the Excess Benefit Retirement Plan, which benefit is estimated to be equal to $3,250 annually commencing at normal retirement age and continuing for life.

                                  The Compensation and Organization Committee of
                                  the Board of Directors of the Company (the
REPORT OF THE                     "Committee") seeks to compensate executive
COMPENSATION COMMITTEE            officers of the Company in a manner that
ON EXECUTIVE                      reflects each officer's contribution to the
COMPENSATION                      long term success of the Company. The
                                  compensation policy is designed to attract and retain those executive officers who are able to make significant contributions to both the long-term and short-term success of the Company. In 1994 executive officers' annual compensation packages, including that of the Chief Executive officer, were comprised of an annual salary and an annual bonus.

     Annual Salary. Executive officers' annual salaries, including that of the Chief Executive Officer (subject to the terms of his employment agreement discussed below), were set by the Committee after consideration of several factors. Most importantly, the Company's financial performance and its business and financial prospects for the coming years were considered. The impact of general economic conditions on these factors was also considered. Further, each executive officer's contribution to the Company's performance in 1994, including that of the Chief Executive Officer, and the Company's prospects for the future were reviewed. A determination was also made as to whether or not each executive officer, including the Chief Executive Officer, achieved satisfactory performance and business plan objectives.

     Salaries for comparable positions with other companies with sales and revenues similar to that of the Company were also considered. This comparison group of companies is not identical to those companies included in the ValueLine Composite Index or the S&P 500 Composite Index, both of which indices are used in the graph showing the 5-year cumulative total shareholder return on page 17. These indices are broad-based composites of companies with comparable market capitalization and size. They do not necessarily include companies competing in the same businesses as does the Company, nor do they necessarily include companies that would compete for the talent and executive skills that the Company desires to retain.

     Executive officers, including the Chief Executive Officer, who make positive contributions to the prospects of the Company and who meet specified objectives will be awarded an annual salary that the Committee believes will reward that officer for his or her contributions to the success of the Company and assure that the officer will remain with the Company and continue to make positive contributions. With respect to 1994, the Committee reviewed executive officer salaries and recommended to the Board that selected adjustments be made, based on an overall assessment of individual executive officer performance and the assumption of new responsibilities on the part of certain executive officers.

     Incentive Compensation. Beginning with the year ended December 31, 1994, in addition to annual salary, executive officers, including the Chief Executive Officer, were eligible to receive cash bonuses under the Company's Annual Incentive Plan (the "Incentive Plan"). The Incentive Plan was adopted by the Committee in February 1994 and was effective for the year that began on January 1, 1994. The Incentive Plan is designed to directly link executive officer compensation with both corporate and individual performance.

     Under the Incentive Plan, the Committee establishes corporate, business unit and individual performance measures, such as income from operations or return on assets or achievement of specified corporate or business unit strategic objectives, for the coming year. The Committee also establishes specific performance goals applicable to each such measure. The amount of the incentive award under the Incentive Plan, if any, to a participant, including the Chief Executive Officer, is based on the participant's target award level, the weightings assigned to each corporate, business unit and individual performance measure applicable to the participant and achievement of those goals.

     Target awards are determined with reference to the participant's base salary. The target award for the Chief Executive Officer is 50% of base salary; and for senior executive and other officers, 15 to 35% of base salary. Actual awards may range from 0% to 150% of target awards, depending on the extent to which performance goals are met or exceeded. If threshold performance goals are not achieved, no award may be made under the Incentive Plan. Notwithstanding the amount of any incentive award otherwise payable under the

Incentive Plan, the Committee may increase or decrease the amount of the award by a maximum of 25%.

     The corporate and business unit performance measures for 1994 under the Incentive Plan were corporate income from operations and business unit operating profit, respectively. For corporate participants, the corporate performance measure accounted for 75% of the 1994 award and the individual performance measures represented 25%. For business unit participants, corporate performance, business unit performance and individual performance accounted for 35%, 50% and 15%, respectively, of the 1994 award.

     Corporate and most business unit performance goals were exceeded in 1994 and, excluding the award to the Chief Executive Officer, awards for the executive officers under the Incentive Plan for 1994, after giving effect to the applicable weightings and achievement or non-achievement, as the case may be, of individual performance goals, ranged from 52% to 146% of the individual executive officers' target awards.

     Chief Executive Officer. For Mr. Green, the Company's Chief Executive Officer, the Committee recommended for approval by the Board of Directors a base salary of $250,000, effective January 1, 1994. As discussed below under the heading "Agreement With Officer" on page 18, Mr. Green is entitled to a minimum base salary of $225,000 under his employment agreement with the Company. In recommending Mr. Green's 1994 base salary, the Committee considered Mr. Green's performance in executing the new Strategic Plan, the Company's financial performance and his salary level relative to the salary levels of other Chief Executive Officers in companies which compete in similar markets and businesses.

     In addition to his base salary, Mr. Green was also eligible for an award under the Incentive Plan ranging from 0% to 150% of his target award. Mr. Green's target award was 50% of his 1994 base salary. As noted above, the actual award under the Incentive Plan is based on achievement of the performance goals for each performance measure applicable to a participant and the weightings assigned to the performance measures applicable to that participant. As a corporate participant in the Incentive Plan, Mr. Green's incentive award was based on a weighting of 75% assigned to the corporate performance measure (income from operations) and 12.5% assigned to each of two individual performance measures. The performance goals applicable to the corporate performance measure and one of the individual performance measures were exceeded and the performance goal applicable to the other individual performance measure was met, resulting in an award of $168,000 under the Incentive Plan. Mr. Green's award represented a payout of approximately 134% of his target award.

     Federal Income Tax Regulations. The Revenue Reconciliation Act of 1993 precludes a publicly held corporation from taking a deduction for certain compensation in excess of $1 million paid or accrued with respect to the executive officers of the Company. These regulations are not currently expected to have an impact on the deductibility of compensation paid by the Company, but the Committee will adopt, if necessary, a policy with respect to compensation paid to its executive officers for deductibility under these Federal income tax regulations.

     This report was prepared and adopted by the Compensation and Organization Committee of the Board of Directors of Oglebay Norton Company, none of whose members is a former or current officer or employee of the Company or any of its subsidiaries.

                                             COMPENSATION AND
                                             ORGANIZATION COMMITTEE
                                             William G. Bares, Chairman
                                             Malvin E. Bank
                                             Ralph D. Ketchum
                                             John D. Weil
March 29, 1995

     Comparison of Five-Year Cumulative Return. The following graph shows a five-year comparison of cumulative total shareholder return for the Company, S&P 500 Composite Index and ValueLine Composite Index. The graph assumes dividend reinvestment and that the value of the Company's shares of Common Stock and each index was $100 as of December 31, 1989.

   COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN -- OGLEBAY NORTON COMPANY,
             S&P 500 COMPOSITE INDEX AND VALUELINE COMPOSITE INDEX

                                                    S&P 500        VALUELINE
      MEASUREMENT PERIOD         OGLEBAY NOR-      COMPOSITE       COMPOSITE
    (FISCAL YEAR COVERED)         TON COMPANY        INDEX           INDEX
1989                                    100.00          100.00          100.00
1990                                     86.68           96.89           75.76
1991                                     86.68          126.28           96.38
1992                                     72.10          135.86          103.08
1993                                     72.35          149.43          114.13
1994                                    102.82          151.36          107.27

     Officer Agreements Effective Upon "Change in Control". The Company has entered into separate agreements (collectively the "Officer Agreements") with the named executive officers referred to in the Summary Compensation Table. The Officer Agreements are designed to retain these officers and provide for continuity of management in the event of any actual or threatened change in control of the Company. Each Officer Agreement only becomes operative if a "Change in Control" of the Company (as defined in the Officer Agreements) occurs while the officer is in the employ of the Company.

     Each Officer Agreement provides that, following a Change in Control, the named executive officer will be entitled to continued employment with the Company, or to continuing compensation in lieu of continuing employment, for a specified period at a rate equal to the highest of (i) the rate in effect immediately before the Change of Control, (ii) the rate in effect two years before the Change in Control, or (iii) such greater rate as the

Company may determine. Each Officer Agreement also provides for a continuance at not less than present levels of employee benefits generally available to executives immediately before the Change in Control. Following a Change in Control, if an officer (i) is terminated by the Company without "cause" (as defined in the Officer Agreements) or (ii) terminates his employment for "good reason" (as defined in the Officer Agreements), he will be entitled, until the last to occur of (a) the end of the Contract Period and (b) the date six months after the termination, to his base salary at the highest rate payable during the Contract Period (as defined in the Officer Agreements) plus participation in specified employee benefit plans as if he continued as an executive officer of the Company. The officer is obligated to endeavor to mitigate damages by seeking comparable employment elsewhere and, to the extent he receives compensation and benefits from another employer, the foregoing payments and benefits provided by the Company will be reduced. In each Officer Agreement, the officer agrees that he will forfeit the foregoing payments and benefits if he engages in "competition" with the Company during the period that any payments are made or benefits are provided under the Officer Agreement and agrees not to disclose to others, either while in the employ of the Company or thereafter, any confidential information relating to the Company. For each of the named executive officers who is a party to an Officer Agreement, the contract period is 30 months from the date of the Change in Control of the Company. Each Officer Agreement provides that the benefits to the named executive officer will be reduced if and to the extent necessary to prevent the treatment of any portion of the benefits as an excess parachute payment under Sections 280G and 4999 of the Code.

     Agreement With Officer. In February 1992 the Company entered into an employment agreement with R. Thomas Green, Jr. The agreement has a three-year term unless terminated by either party upon certain conditions. The agreement provides for an annual base salary of not less than $225,000 and participation in the Company's benefit plans available to executive officers generally, including the Excess Benefit Retirement Plan. In the event that the agreement is terminated prior to March 31, 1995, by the Company without "cause" (as defined in the agreement) or by the employee for "good reason" (as defined in the agreement), the Company is generally obligated to continue to pay and provide to Mr. Green the base salary and benefits otherwise provided for under the agreement through March 31, 1995. In the event of a Change of Control of the Company that results in Mr. Green becoming entitled to benefits under both his Officer Agreement and the early termination provisions of the employment agreement, Mr. Green shall be entitled to the payments and benefits under whichever agreement is most favorable to him, but he shall not be entitled to double payments with respect to any calendar period. The agreement expires on March 31, 1995.

     Irrevocable Trust Agreements. The Company has established two irrevocable trusts to provide additional assurances to former and current officers and executives of the Company who are or may become entitled to benefits under various executive benefit plans and contracts with the Company that benefits under those plans and contracts will be paid when due. Irrevocable Trust Agreement I is intended to provide such additional assurances with respect to benefits under salary continuation and post retirement death benefit plans as well as under a 1974 Supplemental Retirement Plan, all of the participants in which have already retired from the service of the Company. Irrevocable Trust Agreement II is intended to provide such additional assurances with respect to benefits or other payments due under the Excess Benefit Retirement Plan, the Supplemental Plan, the employment agreement with Mr. Green, an employment agreement with a former executive officer of the Company, and the Officer Agreements. The Company has contributed certain Company-owned life insurance policies to the trust held under Irrevocable Trust Agreement I but has not contributed any other significant assets to either of the trusts. At the discretion of the Executive Committee of the Board of Directors, the Company may contribute additional assets to either or both trusts. Any assets held in either trust will be subject to the claims of the Company's general creditors so long as the assets remain in the trust. Until benefits are paid out of one of the trusts, an executive will have no right with respect to those assets and his status as an unsecured creditor of the Company will remain unchanged. If the funds in the trusts are insufficient to pay amounts due under a plan or agreement, the Company will remain obligated to pay those amounts.

     Compensation Committee Interlocks and Insider Participation. Malvin E. Bank, a member of the Compensation and Organization Committee of the Board of Directors of the Company, is a partner of the law firm of Thompson, Hine and Flory, Cleveland, Ohio, which provided legal services to the Company in 1994 and continues to provide such services in 1995.

     Certain Transactions. In December 1990 the Company entered into a Loan Agreement pursuant to which it could obtain loans totaling $92.5 million from Society National Bank ($25 million), The Bank of Nova Scotia ($22.5 million), NBD Bank, N.A. (formerly National Bank of Detroit) ($22.5 million), Comerica, Inc. (formerly Manufacturers National Bank of Detroit) ($12.5 million) and The Huntington National Bank ($10.0 million). On December 29, 1994, the Company and each of the foregoing banks amended and restated the Loan Agreement to lower the applicable interest rates, modify certain covenants, and to change the maximum amount of loans outstanding to $90.0 million. During 1994 aggregate interest and fee payments under the Loan Agreement amounting to $783,262, $682,435, $682,435, $379,131 and $303,305 were made to Society National Bank, The Bank of Nova Scotia, NBD Bank, N.A., Comerica, Inc. and The Huntington National

Bank, respectively. Messrs. Bares and Bersticker are directors of Society National Bank's parent corporation, KeyCorp (formerly Society Corporation).

     Oglebay Norton Industrial Sands, Inc., a wholly owned subsidiary of the Company, sells ground silica to Ferro Corporation and purchases heavy density grinding media and ceramic mill lining from Ferro Corporation. Mr. Bersticker is the President and Chief Executive Officer of Ferro Corporation. During the fiscal year ended December 31, 1994, total sales to and purchases from Ferro Corporation by Oglebay Norton Industrial Sands, Inc. were $291,448 and $275,954, respectively.
                       On February 22, 1995, the Board of Directors of the
PROPOSAL TO            Company approved, subject to stockholder approval at the
APPROVE THE            1995 Annual Meeting of Stockholders, the Oglebay Norton
OGLEBAY NORTON         Company Director Stock Plan (the "Director Stock Plan").
COMPANY                The Director Stock Plan is designed to provide
DIRECTOR STOCK         appropriate consideration to non-employee Directors and
PLAN                   to further align their interests with those of the
                       stockholders of the Company.

     All current non-employee Directors of the Company and each person becoming a non-employee Director of the Company during the term of the Director Stock Plan, are eligible to participate in the Director Stock Plan. There are currently ten (10) Directors who are eligible to participate in the Director Stock Plan.

     Under the Director Stock Plan, each nominee for election as a Director at the 1995 Annual Meeting of Stockholders elected as a Director and each other Director of the Company (except Directors who are employees) in office on the date of the meeting, shall, subject to approval by the stockholders at the 1995 Annual Meeting of Stockholders, be granted an initial grant of 100 shares of Common Stock of the Company immediately following the meeting. Each non-employee Director continuing in office shall thereafter be granted an additional 100 shares of Common Stock of the Company as of the date of the meeting of the Company's Board of Directors next succeeding each Annual Meeting of the Company's Stockholders during the term of the Director Stock Plan.

     No action by the Board of Directors or the Compensation and Organization Committee of the Board of Directors of the Company will be required to effect these Director stock grants.

     The aggregate number of shares of Common Stock that may be subject to Director Stock Grants will be 15,000.

     The following table sets forth the estimated benefits that will be received by the following individuals under the Director Stock Plan:

                               NEW PLAN BENEFITS

                       OGLEBAY NORTON DIRECTOR STOCK PLAN

                                         DOLLAR VALUE      NUMBER OF
          NAME AND POSITION                  ($)             UNITS
          -----------------              ------------     ------------
R. Thomas Green, Jr.                            -0-                -0-
  Chairman, President and
  Chief Executive Officer
John L. Selis                                   -0-                -0-
  Vice President -- Iron Ore
Richard J. Kessler                              -0-                -0-
  Vice President -- Finance
  and Development
Stuart H. Theis                                 -0-                -0-
  Vice President --
  Marine Transportation
H. William Ruf                                  -0-                -0-
  Vice President --
  Administrative and Legal Affairs
Executive Group                                 -0-                -0-
Non-Executive Director Group               $ 26,000(1)    1,000 shares(2)
Non-Executive Officer Employee Group            -0-                -0-

---------------

(1) The dollar value of the benefits under the Director Stock Plan is dependent on, and varies with, the market value of the Company's stock and, as such, is not determinable in advance of distribution. The figure indicated for aggregate dollar value, therefore, is the market value of the Company's stock ($26.00 per share) on the date such shares would have been distributed (April 27, 1994) had the Director Stock Plan been in effect during 1994. The market value of the Company's stock on March 6, 1995, the record date for the 1995 Annual Meeting of Stockholders, was $32.25 per share.

(2) Amount is the aggregate of 100 shares of the Company's stock per each of ten
    (10) Directors.

     The Board of Directors may amend, suspend, or terminate the Director Stock Plan at any time, except that no amendments may be made more than once every six months, other than to comport with changes in the Internal Revenue Code, as amended, the Employee Retirement Income Security Act, or the rules thereunder, and other relevant laws, rules and regulations. Stockholder approval for any such amendment will be required only to the extent necessary to preserve the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, for the Director Stock Plan.

     The Director Stock Plan will become effective on the date it is approved by holders of a majority of the shares of Common Stock of the Company present or represented and entitled to vote at the 1995 Annual Meeting of Stockholders and will continue in effect until December 31, 2004.

     The Directors recommend a vote "FOR" adoption of the Director Stock Plan.

     Approval of the Director Stock Plan requires the affirmative vote by the holders of a majority of the shares of Common Stock of the Company present or represented and entitled to vote on the proposal.

                      Ernst & Young LLP has been appointed as the Company's
INDEPENDENT           independent auditors for the fiscal year ending December
AUDITORS              31, 1995, pursuant to the recommendation of the Company's
                      Audit Committee.  A representative of Ernst & Young LLP
is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and to respond to appropriate questions with respect to that firm's examination of the Company's consolidated financial statements and records for the fiscal year ended December 31, 1994.

                      The 1996 Annual Meeting of Stockholders is presently
1996 ANNUAL           scheduled to be held on April 24, 1996. The deadline for
MEETING               Stockholders to submit proposals to be considered for
                      inclusion in the proxy statement for that meeting is November 30, 1995.

                      The Annual Report of the Company for the year ended
ANNUAL REPORT         December 31, 1994, is being mailed to each stockholder
                      with this Proxy Statement.

By Order of the
Board of Directors

                                            DAVID G. SLEZAK,
                                            Secretary and Director of Legal
                                            Affairs

March 31, 1995

                                   OGLEBAY NORTON COMPANY

                               EMPLOYEE STOCK OWNERSHIP PLAN

                              PARTICIPANT VOTING INSTRUCTIONS
                       SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 26, 1995

            TO: NATIONAL CITY BANK, TRUSTEE (THE "TRUSTEE") UNDER TRUST
                AGREEMENT FOR OGLEBAY NORTON COMPANY EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST, AS AMENDED (THE "PLAN")

                Pursuant to Article VI, Section 6.6 of the Plan, the undersigned, as a Participant or Beneficiary under the Plan, hereby instructs the Trustee to vote (in person or by proxy) all allocated shares of Common Stock of Oglebay Norton Company held in the General Fund under the Plan on the undersigned's behalf on the record date ("Shares")in the following manner:

            1. Electing three directors of the class whose terms will expire in 1998. The nominees of the Board of Directors are: Malvin E. Bank, William G. Bares and John D. Weil. Instruction: To withhold authority to vote for any individual nominee(s), write the name of such nominee(s) on the following line:

                 FOR  / /      WITHHELD  / /

            --------------------------------------------------------------------

            2.   Approval of the Oglebay Norton Director Stock Plan:

                 FOR  / /      AGAINST  / /      ABSTAIN  / /

            3. Any other business which may properly come before the meeting and all adjournments thereof, in accordance with the provisions of the Plan.
                         (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

                 (Continued from reverse side)

                     I UNDERSTAND THAT, UNLESS OTHERWISE SPECIFIED ABOVE, THE
                 SHARES HELD ON MY BEHALF UNDER THE PLAN WILL BE VOTED FOR THE ELECTION OF NOMINEES LISTED AND FOR PROPOSAL 2.
                                                Signed this         Day of     ,
                                                1995

                                                --------------------------------
                                                (Participant or Beneficiary sign
                                                             here)

            YOU MUST SIGN THESE INSTRUCTIONS AND PROMPTLY RETURN THEM TO THE TRUSTEE IN THE ENCLOSED ENVELOPE TO DIRECT THE VOTING OF THE SHARES HELD ON YOUR BEHALF UNDER THE PLAN.

                             OGLEBAY NORTON COMPANY

                              DIRECTOR STOCK PLAN

     1. PURPOSE. The Oglebay Norton Company Director Stock Plan (the "Plan") is designed to provide appropriate consideration to Directors and to further align their interests with those of the stockholders of the Company.

     2. ELIGIBILITY. All current Directors of the Company (excluding Directors who are employees on the date of distribution of the shares of stock) and each person becoming a Director of the Company (excluding Directors who are employees on the date of distribution of the shares of stock) during the term of the Plan.

     3. DIRECTOR STOCK GRANTS. Each nominee for election as a Director at the 1995 Annual Meeting of Stockholders elected as a Director and each other Director of the Company (excluding Directors who are employees) in office on the date of such meeting shall, subject to approval by the stockholders at the 1995 Annual Meeting of Stockholders, be granted an initial grant of 100 shares of Common Stock of the Company at the meeting of the Board of Directors immediately following the 1995 Annual Meeting of Stockholders. Each Director (excluding Directors who are employees on the date of distribution of the shares of stock) continuing in office shall thereafter be granted an additional 100 shares of Common Stock of the Company as of the meeting of the Company's Board of Directors next succeeding each Annual Meeting of the Company's Stockholders during the term of the Plan. No action by the Board of Directors of the Compensation and Organization Committee of the Board of Directors of the Company will be required to effect these Director stock grants.

     4. COMMON STOCK AVAILABLE FOR DIRECTOR GRANTS. The aggregate number of shares of Common Stock that may be subject to Director stock grants will be 15,000.

     5. AMENDMENT. The Board of Directors may amend, suspend, or terminate this Plan at any time, except that no amendments may be made more than once every six months, other than to comport with changes in the Internal Revenue Code, as amended, the Employee Retirement Income Security Act, or the rules thereunder and other relevant laws, rules and regulations. Stockholder approval for any such amendment will be required only to the extent necessary to preserve the exemption provided by Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, for this Plan.

     6. EFFECTIVE AND TERMINATION DATES. This Plan will become effective on the date it is approved by holders of a majority of the shares of Common Stock of the Company present or represented, and entitled to vote at the 1995 Annual Meeting of Stockholders and will continue in effect until December 31, 2004.